Agenus Announces Appointment of Dr. Jennifer Buell to Its Board of Directors

6/17/2024

Strategic leadership to drive next phase of growth for the company

LEXINGTON, Mass.--(BUSINESS WIRE)-- Agenus Inc. (“Agenus”) (Nasdaq: AGEN), a leader in developing novel immunological agents to treat various cancers, is pleased to announce the appointment of Dr. Jennifer Buell to its Board of Directors, on June 11, 2024, e ective immediately. Dr. Buell will maintain her active and ongoing role as the President and CEO of MiNK Therapeutics, in addition to her responsibilities as Chairman of the Executive Council at Agenus. Her continued leadership at MiNK ensures a seamless integration of strategic insights across both organizations, enhancing our collaborative e orts to innovate and deliver breakthrough cancer therapies.

"Dr. Buell’s appointment is a testament to her unparalleled leadership and her profound impact on Agenus," said Dr. Garo Armen, Chairman and CEO of Agenus. "Her strategic vision and operational expertise have been instrumental in transforming Agenus from a single-product company into a global, fully integrated biotech leader.

We are con dent that her guidance will be equally in uential in her expanded role as a board member.”

Dr. Buell brings to the board over 27 years of extensive experience in the biopharmaceutical industry, encompassing leadership roles in research and development, clinical operations, and commercial strategy. Her expertise in advancing discovery candidates through to clinical development and commercialization will be invaluable to Agenus as the company continues to expand its innovative pipeline.

During her tenure as President and COO at Agenus, Dr. Buell spearheaded initiatives that transformed the company into a global, fully integrated biotech leader with a robust immuno-oncology portfolio. Her leadership was pivotal in expanding strategic partnerships, enhancing operational capabilities, and establishing Agenus as an industry visionary.

Before her time at Agenus, Dr. Buell held key positions at Bristol-Myers Squibb and the Harvard Clinical Research Institute (Baim), where she was deeply involved in the development and operational strategies of numerous clinical programs, both industry and government sponsored. Dr. Buell earned her Ph.D. in Cellular, Biochemical, and Molecular Biochemistry and an M.S. in Biostatistics from Tufts University, further grounding her scienti c expertise in her leadership roles.

“I am honored to join the Agenus Board of Directors,” said Dr. Buell. “This is a crucial time for the company as we aim to transform the landscape of cancer treatment. My top priority will be strategically guiding our promising BOT/BAL program toward a Biologics License Application this year while exploring new avenues to deliver breakthrough therapies for patients. I am deeply committed to propelling

Agenus into its next phase of innovation and growth, ensuring we remain at the forefront of developing therapies that o er real hope to patients."

About Agenus

Agenus is a leading immuno-oncology company targeting cancer and infectious diseases with a comprehensive pipeline of immunological agents. The company’s mission is to expand patient populations bene ting from cancer immunotherapy through combination approaches, using a broad repertoire of antibody therapeutics, adoptive cell therapies (through MiNK Therapeutics) and adjuvants (through SaponiQx). Agenus is headquartered in Lexington, MA. For more information, visit www.agenusbio.com or @agenus_bio. Information that may be important to investors will be routinely posted on our website and social media channels.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding a its botensilimab and balstilimab programs, expected regulatory timelines and lings, and any other statements containing the words "may," "believes," "expects," "anticipates," "hopes," "intends," "plans," "forecasts," "estimates," "will," “establish,” “potential,” “superiority,” “best in class,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to di er materially. These risks and uncertainties include, among others, the factors described under the Risk Factors section of our most recent

Annual Report on Form 10-K for 2023, and subsequent Quarterly Reports on Form 10-Q led with the Securities and Exchange Commission. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this press release, and Agenus undertakes no obligation to update or revise the statements, other than to the extent required by law. All forwardlooking statements are expressly quali ed in their entirety by this cautionary statement.

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